As Filed with the Securities and Exchange Commission on May 9, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

THE SECURITIES ACT OF 1933

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CNET NETWORKS, INC.

(Exact Name of Registrant As Specified in Its Charter)

DELAWARE	13-3696170
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

235 Second Street

San Francisco, California 94105

(415) 344-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Amended and Restated 2004 CNET Networks, Inc. Incentive Stock Award Plan

(Full Title of the Plan)

Neil Ashe

Chief Executive Officer

CNET Networks, Inc.

235 Second Street

San Francisco, California 94105

(415) 344-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Ora T. Fisher, Esq.

Latham and Watkins LLP

140 Scott Drive

Menlo Park, California 94025-3656

(650) 328-4600

This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission. Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)		Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock (par value $.0001)	7,600,000	$9.07	(a)	$66,822,286.24	$2,051.44
		$8.71	(b)

(1)	This Registration Statement shall also cover any additional shares of common stock which become issuable under the Amended and Restated 2004 CNET Networks, Inc. Incentive Stock Award Plan (the “Plan”) set forth herein by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger or consolidation or any other similar transaction which results in an increase in the number of shares of Registrant’s outstanding common stock.

(2)	Pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the proposed maximum offering price per share is based on (a) the weighted average exercise price per share of outstanding options to purchase 1,739,684 shares of common stock covered by this Registration Statement and (b) with respect to the remaining 5,860,316 shares of common stock covered by this Registration Statement, the average of the high and low prices of the Registrant’s common stock issuable pursuant to the Plan as reported in the NASDAQ Global Select Market on May 2, 2007 in accordance with Rule 457(h)(1) and Rule 457(c) of the Securities Act.

(3)	Estimated solely for the purpose of calculating the registration fee of this offering pursuant to Rule 457(h)(1) promulgated under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

REGISTRATION OF ADDITIONAL SECURITIES

By a registration statement on Form S-8 filed with the Securities and Exchange Commission on October 27, 2004, Registration File No. 333-119997, CNET Networks, Inc., a Delaware corporation, previously registered 5,000,000 shares of common stock, par value $.0001 per share, reserved for issuance from time to time in connection with the Amended and Restated 2004 CNET Networks, Inc. Incentive Stock Award Plan (the “Plan”). Under this Registration Statement, we are registering the additional 7,600,000 shares of the common stock issuable under the Plan. The contents of Registration Statement File No. 333-119997 are incorporated by reference herein.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1	The Amended and Restated 2004 CNET Networks, Inc. Incentive Stock Award Plan, (incorporated by reference from Appendix B to the Registrant’s 2006 definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 11, 2006).

5.1 *	Opinion of Latham & Watkins LLP

23.1 *	Consent of Independent Registered Public Accounting Firm.

23.2 *	Consent of Latham & Watkins (contained in Exhibit 5.1 to this Registration Statement).

24.1 *	Power of Attorney (contained on the signature pages hereto).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on May 9, 2007.

CNET NETWORKS, INC.

/s/ George E. Mazzotta
George E. Mazzotta
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Neil M. Ashe and George E. Mazzotta, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to a Registration Statement on Form S-8 registering shares to be issued under the Amended and Restated 2004 CNET Networks, Inc. Incentive Stock Award Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date(s) specified below.

Signature	Title	Date

/s/ Neil M. Ashe Neil M. Ashe	Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2007

/s/ George E. Mazzotta George E. Mazzotta	Chief Financial Officer (Principal Financial Officer)	May 9, 2007

/s/ David C. Bernstein David C. Bernstein	Senior Vice President, Finance (Principal Accounting Officer)	May 9, 2007

Signature	Title	Date

/s/ John C. “Bud” Colligan John C. “Bud” Colligan	Director	May 9, 2007

/s/ Peter L. S. Currie Peter L. S. Currie	Director	May 9, 2007

/s/ Susanne D. Lyons Susanne D. Lyons	Director	May 9, 2007

/s/ Jarl Mohn Jarl Mohn	Director	May 9, 2007

/s/ Betsey Nelson Betsey Nelson	Director	May 9, 2007

Eric Robison	Director

Mark C. Rosenthal	Director

EXHIBIT INDEX

Exhibit Number	Description

4.1	The Amended and Restated 2004 CNET Networks, Inc. Incentive Stock Award Plan (incorporated by reference from Appendix B to the Registrant’s 2006 definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 11, 2006).

5.1 *	Opinion of Latham & Watkins LLP.

23.1 *	Consent of Independent Registered Public Accounting Firm.

23.2 *	Consent of Latham & Watkins LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1 *	Power of Attorney (contained on the signature pages hereto).

*	Filed herewith